UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 14, 2012

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2012, Taubman Centers, Inc. (the Company or TCO) and TG Partners, LLC, on behalf of all of the partners of The Taubman Realty Group Limited Partnership, the Company's majority-owned operating subsidiary (TRG), executed the Tenth Amendment to the Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership (the Tenth Amendment) in connection with the closing of the Company's underwritten public offering of 6.500% Series J Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the Series J Preferred Stock). Upon consummation of the offering, the Company contributed the proceeds from the offering, after underwriting discount, to the capital of TRG, in exchange for preferred equity with a guaranteed payment from TRG equal to the dividend rate on the Series J Preferred Stock. The preferred equity has substantially similar terms, conditions, privileges and preferences as the Series J Preferred Stock. The Tenth Amendment amended the terms of preferred equity permitted to be issued by TRG to the Company to address the specific terms of the Series J Preferred Stock.

The foregoing description is qualified in its entirety by the Tenth Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

Effective August 14, 2012, the Company filed with the State of Michigan the Amendment to the Restated Articles of Incorporation of the Company (the Amendment), classifying and designating 8,050,000 of the Company's authorized but unissued preferred stock as shares of the Series J Preferred Stock. As set forth in the Amendment, the Series J Preferred Stock ranks, with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding-up, with respect to currently outstanding shares of the Company's capital stock: (i) senior to the Company's common stock, par value $0.01 per share (the Common Stock), and Series B Non-Participating Convertible Preferred Stock, $0.001 par and liquidation value (the Series B Preferred Stock); and (ii) on parity with the Company's 8.0% Series G Cumulative Redeemable Preferred Stock (the Series G Preferred Stock) and 7.625% Series H Cumulative Redeemable Preferred Stock (the Series H Preferred Stock). Holders of Series J Preferred Stock are entitled to cumulative cash dividends, when and as authorized by TCO's board of directors and declared by the Company, at the rate of 6.500% per annum of the $25.00 liquidation preference per share, equivalent to $1.625 per annum per share. Dividends are payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on September 28, 2012. Dividends will accrue and be cumulative, without interest, from and including August 14, 2012.

If the Company is liquidated, dissolved or wound up, holders of shares of the Series J Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, up to but excluding the date of payment, before any payments are made to the holders of the Common Stock or Series B Preferred Stock, or other shares ranking junior to the Series J Preferred Stock as to liquidation rights, none of which exist on the date hereof. The rights of the holders of shares of the Series J Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company's capital stock ranking on parity with the Series J Preferred Stock as to liquidation, which currently consists of the Series G Preferred Stock and Series H Preferred Stock.

The Series J Preferred Stock has no stated maturity and is not be subject to any sinking fund or mandatory redemption. Holders of the Series J Preferred Stock generally have no voting rights, but have limited voting rights (together with other capital stock having similar rights) to elect two new directors if the Company fails to pay dividends for six or more quarters (whether or not consecutive) and in certain other events.

Generally, the Company may not redeem the Series J Preferred Stock prior to August 14, 2017, except pursuant to the special optional redemption and REIT qualification optional redemption provisions described below. On and after August 14, 2017, the Company may, at its option, redeem the Series J Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date (the optional redemption).

Upon the occurrence of a “Change of Control” (as defined below), the Company may, at its option, redeem the Series J Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for a cash redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption (the special optional redemption).

If the Company determines it necessary to redeem any or all of a holder's Series J Preferred Stock to prevent a violation of the Ownership Limit or Existing Holder Limit, respectively (each as defined in the Company's Restated Articles of Incorporation, as amended), then the Company may redeem shares of the Series J Preferred Stock, in such amount as required to comply with such Ownership Limit or Existing Holder Limit, respectively, at any time and from time to time, for a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date fixed for redemption (the REIT qualification optional redemption).

Upon the occurrence of a Change of Control, holders of Series J Preferred Stock will have the right to convert some or all of the Series J Preferred Stock (the Change of Control Conversion Right) into a number of shares of Common Stock per share of Series J Preferred Stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (defined below) (unless the Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.6361 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative conversion consideration, as described in the Amendment. Notwithstanding the foregoing, if, prior to the Change of Control Conversion Date, the Company has provided a redemption notice, whether pursuant to the Company's optional redemption right, special optional redemption right and/or REIT qualification optional redemption right, holders of Series J Preferred Stock will not have any right to convert the Series J Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series J Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The Share Cap is subject to pro rata adjustments for any share splits (including pursuant to a distribution of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as described in the Amendment. Subject to similar pro rata adjustments, the aggregate number of shares of Common Stock (or equivalent alternative conversion consideration, as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 4,452,700 shares of Common Stock (or equivalent alternative conversion consideration, as applicable), subject to increase to the extent the underwriters' over-allotment option to purchase additional shares of Series J preferred stock is exercised, not to exceed 5,120,605 shares of common stock in total (or equivalent alternative conversion consideration, as applicable). The foregoing limitation may result in the holders of Series J Preferred Stock receiving a value that is less than the liquidation preference of the Series J Preferred Stock.

A “Change of Control” is when, after the original issuance of the Series J Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company's stock entitling that person to exercise more than 50% of the total voting power of all of the Company's stock entitled to vote generally in the election of the Company's directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date the Series J Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series J Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Common Stock is solely cash, the amount of cash consideration per share of the Common Stock or (ii) if the consideration to be received in the Change of Control by holders of the Common Stock is other than solely cash (x) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Amendment is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to Restated Articles of Incorporation, as amended to include the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. A specimen certificate for the Series J Preferred Stock is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 3.03 to this report is incorporated herein by reference.

Item 8.01.    Other Events.

On August 3, 2012, the Company entered into an underwriting agreement (the Underwriting Agreement) with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto. Pursuant to the Underwriting Agreement, the Company agreed to sell up to 8,050,000 shares of its Series J Preferred Stock in an underwritten public offering, which included an over-allotment option granted to the underwriters to acquire up to 1,050,000 shares of the Series J Preferred Stock.

The underwriters exercised their option to acquire an additional 700,000 shares of Series J Preferred Stock. Therefore, on August 14, 2012, the Company closed on the sale of 7,700,000 shares of Series J Preferred Stock.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

3.1*	Restated Articles of Incorporation, as amended as of August 14, 2012**
4.1
Form of certificate evidencing 6.500% Series J Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share (incorporated by reference from the Company's Registration Statement on Form 8-A filed on August 13, 2012)

10.1*	Tenth Amendment to the Second Amendment and Restatement of Agreement of Limited Partnership of the Taubman Realty Group Limited Partnership, dated August 14, 2012

* Filed herewith

** A redline has not been filed. The only change in the Amendment is the addition of Subsection 2(c)(ix) of Article III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1*	Restated Articles of Incorporation, as amended as of August 14, 2012**
4.1
Form of certificate evidencing 6.500% Series J Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share (incorporated by reference from the Company's Registration Statement on Form 8-A filed on August 13, 2012)

10.1*	Tenth Amendment to the Second Amendment and Restatement of Agreement of Limited Partnership of the Taubman Realty Group Limited Partnership, dated August 14, 2012

* Filed herewith

** A redline has not been filed. The only change in the Amendment is the addition of Subsection 2(c)(ix) of Article III.